UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 4, 2014
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2014, the Board of Directors of The Wet Seal, Inc. (“Wet Seal”) was notified by Ms. Kathy Bronstein, a member of the Board of Directors, that she was resigning from the Board effective April 4, 2014. Ms. Bronstein does not have any disagreements with Wet Seal on any matter relating to its operations, policies or practices.

On April 7, 2014, the Board of Directors of The Wet Seal, Inc. (“Wet Seal”) was notified by Ms. Dorrit Bern, a member of the Board of Directors, that she was resigning from the Board effective April 7, 2014. Ms. Bern does not have any disagreements with Wet Seal on any matter relating to its operations, policies or practices.

Item 7.01 Regulation FD Disclosure.
Yesterday the Company issued two press releases on the above referenced resignations and other matters. The full text of the press releases issued in connection with the above referenced announcements are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: April 8, 2014	By:	/s/ Alyson Barker
	Name:	Alyson Barker
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release, dated April 7, 2014, issued by the Company.
99.2	Press release, dated April 7, 2014, issued by the Company.